UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2006, our Compensation Committee:

(i) to reflect management’s accomplishment in 2005 of certain strategic initiatives, approved (x) the amendment of our 2005 Executive Officer and Management Bonus Program to increase the aggregate amount of supplemental bonuses payable thereunder for 2005 by an amount equal to 20% of the basic bonuses otherwise payable under the 2005 Bonus Program and (y) the payment to Mr. Patrick O’Leary, our Executive Vice President-Business Services (who did not participate in the 2005 Bonus Program) of an additional $50,000 bonus for 2005 (a summary description of the 2005 Bonus Program as so amended is included as Exhibit 10.1 to this Report and is incorporated herein by this reference); and

(ii) approved the amounts of the cash bonuses to be paid to our employees, including our executive officers, in respect of our year ended December 31, 2005.

The respective 2005 bonuses approved for those persons who were our “named executive officers” (as defined by Item 402(a)(3) of the SEC’s Regulation S-K) for 2005 (and the capacity in which they served in 2005) were as follows:

NAME (OFFICE)	2005 Bonus Program(1)	2005 Supplemental Plan (2)
Edward B. Meyercord, III (Chief Executive Officer and President)	$ 462,500	$ 0
Warren A. Brasselle (Executive Vice President - Network Operations)	$ 185,000	$ 8,000
Jeffrey Earhart (Executive Vice President - Customer Operations)	$ 185,000	$ 9,000
Aloysius T. Lawn IV (Executive Vice President - General Counsel and Secretary)	$ 203,500	$ 4,000
Patrick O’Leary (Executive Vice President-Business Services)	$ 87,405	$ 1,000
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(1) Bonuses determined in accordance with the provisions of our previously reported 2005 Executive Officer and Management Bonus Program, as amended on February 14, 2006, except for those of Mr. O’Leary, who did not participate in the 2005 Bonus Program. Mr. O’Leary’s bonuses include the additional 2005 bonus approved as discussed above, as well as the bonus amounts payable to him under his previously reported employment agreement based on certain performance criteria relating to the performance of our subsidiary, LDMI Telecommunications, Inc., which we acquired in July, 2005.
(2) Bonuses determined in accordance with the provisions of our previously reported 2005 Supplemental Incentive Compensation Plan.

In addition, on February 16, 2006, our Compensation Committee approved and adopted:

(a) A program for the payment, under the terms and conditions of the program, of 2006 bonuses to our executive officers and certain other management employees based on the achievement of certain of our 2006 performance goals. A summary description of the 2006 bonus program is included as Exhibit 10.2 to this Report and is incorporated herein by this reference. Our Chief Executive Officer and President and other executive officers are entitled to participate in this 2006 bonus program.

(b) A supplemental incentive compensation plan for a limited number of our and our subsidiaries’ employees who are designated as participants. A summary description of this supplemental incentive plan is included as Exhibit 10.3 to this Report and is incorporated herein by this reference. Our executive officers, other than our Chief Executive Officer and President, are entitled to participate in this supplemental incentive plan and could each receive up to a maximum of $16,000 in incentive compensation under this plan for the Company’s 2006 fiscal year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number       Description

10.1  2005 Executive Officer and Management Bonus Program Summary, as amended as of February 14, 2006.*
10.2  2006 Executive Officer and Management Bonus Program Summary.*
10.3  2006 Supplemental Incentive Compensation Plan Summary.*

*Management contract or compensation plan or arrangement.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number      Description

10.1         2005 Executive Officer and Management Bonus Program Summary, as amended as of February 14, 2006.
10.2                2006 Executive Officer and Management Bonus Program Summary.
10.3                2006 Supplemental Incentive Compensation Plan Summary.